Exhibit 99.B(h)(6)

FORM OF

PARTICIPATION AGREEMENT

Among

ING Life Insurance and Annuity Company, I

NG USA Annuity and Life Insurance Company,

ReliaStar Life Insurance Company,

ReliaStar Life Insurance Company of New York, and

Security Life of Denver Insurance Company

And

ING Funds Distributor, LLC

And

ING Investors Trust and

ING Partners, Inc.

THIS AGREEMENT effective this 1st day of January, 2007 by and among ING Life Insurance and Annuity Company, ING USA Annuity and Life Insurance Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York, and Security Life of Denver Insurance Company (hereinafter individually “Company” or collectively as “Companies”), each a life insurance company, on each its own behalf and on behalf of each Company’s Separate Account(s) (the “Account(s)”) as set forth on Schedule A hereto; ING Investors Trust, an open-end management investment company and business trust organized under the laws of Massachusetts, and ING Partners, Inc., an open-end management investment company and corporation organized under the laws of Maryland (collectively hereinafter the “Trust”); and ING Funds Distributor, LLC (hereinafter the “Distributor”), a Delaware limited liability company.

WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the “Variable Insurance Products”) to be offered by insurance companies, including the Companies, which have entered into participation agreements similar to this Agreement (hereinafter “Participating Insurance Companies”); and

WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each designated a “Portfolio” and representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, each Company has registered certain variable annuity contracts supported wholly or partially by the Account(s) (the “Contracts”) under the 1933 Act, the

Account(s) are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of each Company  under the insurance laws of each Company’s Domiciliary State , to set aside and invest assets attributable to the Contracts; and each Company  has registered the Account(s) as a unit investment trust under the 1940 Act and has registered the securities deemed to be issued by the Account(s) under the 1933 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, each Company intends to purchase shares in the Portfolio(s) listed in Schedule B and Schedule C attached hereto and incorporated herein by reference, as such Schedule may be amended from time to time by mutual written agreement (the “Designated Portfolio(s)”), on behalf of the Account(s) to fund the Contracts, and the Trust is authorized to sell such shares to unit investment trusts such as the Account(s) at net asset value; and

NOW, THEREFORE, in consideration of their mutual promises, each Company, the Trust, and the Distributor agree as follows:

ARTICLE I

Sale of Trust Shares

1.1                                 The Trust agrees to sell to each Company those shares of the Designated Portfolio(s) which the Account(s) orders, executing such orders on each Business Day at the net asset value next computed after receipt by the Trust or its designee of the order for the shares of the Designated Portfolios. For purposes of this Section 1.1, each Company  shall be the designee of the Trust for receipt of such orders and receipt by such designee shall constitute receipt by the Trust, provided that the Trust receives notice of any such order by 10:00 a.m. Eastern time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Designated Portfolio calculates its net asset value pursuant to the rules of the SEC.

1.2                                 The Trust agrees to make shares of the Designated Portfolio(s) available for purchase at the applicable net asset value per share by each Company and the Account(s) on those days on which the Trust calculates its Designated Portfolio(s)’ net asset value pursuant to rules of the SEC, and the Trust shall calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Trust (hereinafter the “Board”) may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Portfolio.

1.3                                 The Trust and the Distributor agree that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts and other persons who are permissible investors consistent with the Companies’ Account(s) meeting the requirement of Treasury Regulation 1.817-5.

1.4                                 The Trust shall redeem its shares in accordance with the terms of its then current prospectus. (For purposes of this Section 1.4, Company  shall be the designee of the Trust for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Trust, provided that the Trust receives notice of any such request for redemption by 10:00 a.m. Eastern time on the next following Business Day.)

1.5                                 The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Trust’s shares may be sold to other Participating Insurance Companies (subject to Section 1.3) and the cash value of the Contracts may be invested in other investment companies.

1.6                                 Company  shall pay for Trust shares by 3:00 p.m. Eastern time on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

1.7                                 The Trust shall pay and transmit the proceeds of redemptions of Trust shares by 11:00 a.m. Eastern Time on the next Business Day after a redemption order is received in accordance with Section 1.4 hereof. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

1.8                                 Issuance and transfer of the Trust’s shares will be by book entry only. Stock certificates will not be issued to the Companies or the Account(s). Shares purchased from the Trust will be recorded in an appropriate title for the Account(s) or the appropriate sub-account of the Account(s).

1.9                                 The Trust shall furnish same day notice (by wire or telephone, followed by written confirmation) to each Company of any income, dividends or capital gain distributions payable on the Designated Portfolio(s)’ shares. The Companies hereby elect to receive all such income dividends and capital gain distributions as are payable on the Designated Portfolio shares in additional shares of that Designated Portfolio. The Companies reserve the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Trust shall notify the Companies by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

1.10                           The Trust shall make the net asset value per share for each Designated Portfolio available to the Companies  on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 9:00 p.m. Eastern time. In the event of an error in the computation of a Designated Portfolio’s net asset value per share (“NAV”) or any dividend or capital gain distribution (each, a “pricing error”), the Trust shall immediately notify  the Companies  as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article XI of this Agreement. A pricing error shall be corrected as follows:

a)              If the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken.

b)             If the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Designated Portfolio’s NAV at the time of the error, then the Trust shall reimburse the Designated Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Contractowner accounts need be made.

c)              If the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Designated Portfolio’s NAV at the time of the error, then the Trust shall reimburse the Designated Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse the Companies for the costs of adjustments made to correct Contractowner accounts in accordance with the provisions of Schedule D.

If an adjustment is necessary to correct a material error which has caused Contractowners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contractowners will be adjusted and the amount of any underpayments shall be credited by the Trust to Company for crediting of such amounts to the applicable Contractowners accounts. Upon notification by the Trust of any overpayment due to a material error, the Companies shall promptly remit to Trust any overpayment that has not been paid to Contractowners. In no event shall the Companies be liable to Contractowners for any such adjustments or underpayment amounts. A pricing error within items (a) and (b) above shall be deemed to be “materially incorrect” or constitute a “material error” for purposes of this Agreement.

The standards set forth in this Section 1.10 are based on the Parties’ understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all Parties.

ARTICLE II

Representations and Warranties

2.1                                 The Companies represent and warrant that:

a)              The Contracts and the securities deemed to be issued by each Company’s Account(s) under each Company’s Contracts are or will be registered under the 1933 Act.

b)           Each Company’s Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the each Company’s Contracts shall comply in all material respects with state insurance requirements.

c)            It is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account(s) prior to any issuance or sale of units thereof as a segregated asset account under the laws of each Company’s Domiciliary State.

d)           It has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for each Company’s Contracts and that it will maintain such registration for so long as any Contracts are outstanding as required by applicable law.

2.2                               The Trust represents and warrants that:

a)            It has obtained an order from the Securities and Exchange Commission (hereinafter the “SEC”), granting Participating Insurance Companies and variable annuity separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity separate accounts of life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans (“Qualified Plans”) (hereinafter the “Mixed and Shared Funding Exemptive Order”).

b)           Designated Portfolio(s) shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

c)            The Trust is and shall remain registered under the 1940 Act.

d)           The Trust shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to affect the continuous offering of its shares.

e)            It will make every effort to ensure that Designated Portfolio(s) shares will be sold in compliance with the insurance laws of each Company’s Domiciliary State and all applicable state insurance and securities laws.

f)              The Trust shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law.

g)           Each Company and the Trust will endeavor to mutually cooperate with respect to the implementation of any modifications necessitated by any change in state insurance laws, regulations or interpretations of the foregoing that affect the Designated Portfolio(s) (a “Law Change”), and to keep each other informed of any Law Change that becomes known to either party.

h)           It is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

2.3                                 The Trust has adopted a plan pursuant to Rule 12b-1 under the 1940 Act and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. To the extent that the Trust decides to finance distribution expenses pursuant to Rule 12b-1, the Trust undertakes to have its Board, a majority of who are not interested persons of the Trust, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

2.4                                 In the event of such a Law Change as noted in Section 2.4, the Trust agrees that, except in those circumstances where the Trust has advised the Companies that its Board of Directors has determined that implementation of a particular Law Change is not in the best interest of all of the Trust’s shareholders with an explanation regarding why such action is lawful, any action required by a Law Change will be taken.

2.5                                 The Distributor represents and warrants that:

a)              It is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the “1934 Act”) and is a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”).

b)             It is and shall remain duly registered under all applicable federal and state securities laws.

c)              It shall perform its obligations for the Trust in compliance in all material respects with the laws of any applicable state and federal securities laws.

2.6                                 The Trust and the Distributor represent and warrant that:

a)              All of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Trust are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time.

b)             The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.7                                 The Trust will provide the Companies  with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited to, any material change in the registration statement or prospectus affecting the Designated Portfolio(s)) and any proxy solicitation affecting the Designated Portfolio(s) and consult with  the Companies  in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts. The Trust agrees to share equitably in expenses incurred by the Companies as a result of actions taken by the Trust, consistent with the allocation of expenses contained in Schedule D attached hereto and incorporated herein by reference.

2.8                                 Each Company  represents and warrants, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986 as amended (“the Code”), that:

a)              Each Company’s Contracts are currently and at the time of issuance will be treated as annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that Each Company’s Contracts have ceased to be so treated or that they might not be so treated in the future.

b)             The Account(s) are a “segregated asset account” and that interests in the Account(s) are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder.

c)              It will not purchase Trust shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

Each Company will use every effort to continue to meet such definitional requirements, and it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

ARTICLE III

Prospectuses and Proxy Statements; Voting

3.1                                 At least annually, the Trust or Distributor shall provide each Company with as many copies of the Trust’s current prospectus for the Designated Portfolio(s) as  Company may reasonably request for marketing purposes (including distribution to Contractowners with respect to new sales of a Contract), with expenses to be borne in accordance with Schedule D hereof. If requested by  any Company  in lieu thereof Trust or Distributor shall provide such documentation (including a camera-ready copy and computer diskette of the current prospectus for the Designated Portfolio(s)) and other assistance as is reasonably necessary in order for  any Company  once each year (or more frequently if the prospectuses for the Designated Portfolio(s) are amended) to have the prospectus for the Contracts and the Trust’s prospectus for the Designated Portfolio(s) printed together in one document. The Trust and Distributor agree that the prospectus (and semi-annual and annual reports) for the Designated Portfolio(s) will describe only the Designated Portfolio(s) and will not name or describe any other portfolios or series that may be in the Trust unless required by law.

3.2                                 The Trust’s prospectus shall state that the Statement of Additional Information (“SAI”) for the Trust is available from the Trust and the Trust shall provide the SAI free of charge to any current or prospective contract owner who requests the SAI. The Trust and Distributor agree to provide the Companies with as many copies of the SAI as reasonably requested.

3.3                                 The Trust and/or Distributor shall provide  the Companies  with copies of the Trust’s proxy material, reports to stockholders and other communications to stockholders for the Designated Portfolio(s) in such quantity, with expenses to be borne in accordance with Schedule D hereof, as the Companies  may reasonably require to permit timely distribution thereof to Contractowners.

3.4                                 If and to the extent required by law each Company shall:

a)              Solicit voting instructions from Contractowners.

b)             Vote the Designated Portfolio(s) shares held in the Account(s) in accordance with instructions received from Contractowners.

c)              Vote Designated Portfolio shares held in the Account(s) for which no instructions have been received in the same proportion as Designated Portfolio(s) shares for which instructions have been received from Contractowners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners.

Each Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law.

3.5                                 Each Company shall be responsible for assuring that each of its separate accounts holding shares of a Designated Portfolio calculates voting privileges as directed by the Trust and agreed to by each Company and the Trust. The Trust agrees to promptly notify the Companies of any changes of interpretations or amendments of the Mixed and Shared Funding Exemptive Order.

3.6                                 The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Trust currently intends, comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV

Sales Material and Information

4.1                                 Each Company shall furnish, or shall cause to be furnished, to the Trust or its designee, a copy of each piece of sales literature or other promotional material that each Company develops or proposes to use and in which the Trust (or a Portfolio thereof) or the Distributor is named in connection with each Company’s Contracts, at least ten (10) Business Days prior to its use. No such material shall be used if the Trust objects to such use within five (5) Business Days after receipt of such material.

4.2                                 The Companies  shall not give any information or make any representations or statements on behalf of the Trust in connection with the sale of each Company’s  Contracts other than the information or representations contained in the registration statement, including the prospectus or SAI for the Trust shares, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Trust or Distributor except with the permission of the Trust or Distributor.

4.3                                 The Trust or the Distributor shall furnish, or shall cause to be furnished, to each Company, a copy of each piece of sales literature or other promotional material in which  the Company’s  and/or each Company’s separate account(s) is named at least ten (10) Business Days prior to its use. No such material shall be used if any Company objects to such use within five (5) Business Days after receipt of such material.

4.4                                 The Trust or the Distributor shall not give any information or make any representations on behalf of the Companies or concerning the Companies, each Company’s Account(s), or each Company’s Contracts other than the information or representations contained in a registration statement, including the prospectus or SAI for the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Companies or each Company’s designee, except with the permission of each Company.

4.5                                 The Trust will provide to the Companies at least one complete copy of all registration statements, prospectuses, SAIs, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolio(s) within a reasonable period of time following the filing of such document(s) with the SEC or NASD or other regulatory authorities.

4.6                                 Each Company will provide to the Trust at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting Instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Company’s Contracts or their Account(s), if requested by  the Trust.

4.7                                 For purposes of Articles IV and VIII, the phrase “sales literature and other promotional material” includes, but is not limited to:

a)              Advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media).

b)             Sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article).

c)              Educational or training materials or other communications distributed or made generally available to some or all agents or employees.

d)             Shareholder reports.

e)              Proxy materials (including solicitations for voting instructions).

f)                Any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

4.8                                 At the request of any party to this Agreement, each other party will make available to the other party’s independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party’s obligations under this Agreement.

ARTICLE V

Fees and Expenses

5.1                                 All expenses incident to performance by the Trust and the Distributor under this Agreement shall be paid by the appropriate party, as further provided in Schedule D. The Trust shall see to it that all shares of the Designated Portfolio(s) are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale.

5.2                                 The parties shall bear the expenses of routine annual distribution (mailing costs) of the Trust’s prospectus and distribution (mailing costs) of the Trust’s proxy materials and reports to owners of Contracts offered each Company, in accordance with Schedule D.

5.3                                 Each Company shall be compensated in accordance with the conditions set forth in Schedule E.

ARTICLE VI

Diversification and Qualification

6.1                                 The Trust and the Distributor represent and warrant that:

a)              The Trust will at all times sell its shares and invest its assets in such a manner as to ensure that each Company’s Contracts will be treated as annuity contracts under the Code, and the regulations issued thereunder.

b)             Without limiting the scope of the foregoing, the Trust and each Designated Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation (S)1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity contracts and any amendments or other modifications or successor provisions to such Section or Regulations.

c)              Shares of the Designated Portfolio(s) will be sold only to Participating Insurance Companies and their separate accounts and to Qualified Plans.

d)             No shares of any Designated Portfolio of the Trust will be sold to the general public.

e)              The Trust and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

f)                They will notify each Company immediately upon having a reasonable basis for believing that the Trust or any Designated Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future.

6.2                                 Each Company agrees that if the Internal Revenue Service (“IRS”) asserts in writing in connection with any governmental audit or review of any Company or, to any Company’s knowledge, of any Contractowner that any Designated Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or any Company otherwise becomes aware of any facts that could give rise to any claim against the Trust or Distributor as a result of such a failure or alleged failure that:

a)              Any applicable Company shall promptly notify the Trust and Distributor of such assertion or potential claim.

b)             Any applicable Company shall consult with the Trust and Distributor as to how to minimize any liability that may arise as a result of such failure or alleged failure.

c)              Any applicable Company shall use its best efforts to minimize any liability of the Trust and Distributor resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent.

d)    Any written materials to be submitted by any Company to the IRS, any Contractowner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by  Company to the Trust and Distributor (together with any supporting information or analysis) within at least two (2) business days prior to submission.

e)    Any Company shall provide the Trust and Distributor with such cooperation as the Trust and Distributor shall reasonably request (including, without limitation, by permitting the Trust and Distributor to review the relevant books and records of Company) in order to facilitate review by the Trust and Distributor of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure.

ARTICLE VII

Potential Conflicts and Compliance with Mixed and Shared Funding Exemptive Order

7.1         The Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including:

a)    Any action by any state insurance regulatory authority.

b)    A change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities.

c)    An administrative or judicial decision in any relevant proceeding.

d)    The manner in which the investments of any Designated Portfolio are being managed.

e)    A difference in voting instructions given by variable annuity contract owners or by contract owners of different Participating Insurance Companies.

f)     A decision by a Participating Insurance Company to disregard the voting instructions of contract owners.

The Board shall promptly inform Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2         Each Company will report any potential or existing conflicts of which it is aware to the Board. Each Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by each Company to inform the Board whenever contract owner voting instructions are to be disregarded. Such responsibilities shall be carried out by each Company with a view only to the interests of its Contractowners.

7.3         If it is determined by a majority of the Board, or a majority of its directors who are not interested persons of the Trust or Distributor to any of the Designated Portfolios (the “Independent Directors”), that a material irreconcilable conflict exists, the Companies and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including:

a)    Withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Designated Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Trust.

b)    Submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change.

c)    Establishing a new registered management investment company or managed separate account.

7.4         If a material irreconcilable conflict arises because of a decision by  any Company  to disregard Contractowner voting instructions and that decision represents a minority position or would preclude a majority vote, that Company  may be required, at the Trust’s election, to withdraw the Account’s investment in the Trust and terminate this Agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six month period the Trust and Distributor shall continue to accept and implement orders by any Company  for the purchase (and redemption) of shares of the Trust.

7.5         If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to  any Company  conflicts with the majority of other state regulators, then that Company will withdraw the Account’s investment in the Trust and terminate this Agreement within six months after the Board informs the  Company  in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Trust shall continue to accept and implement orders by  the Company  for the purchase (and redemption) of shares of the Trust.

7.6         For purposes of Sections 7.3 through 7.5 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. Any applicable Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contractowners affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then  the applicable Company  will withdraw the Account’s investment in the Trust and terminate this Agreement within six (6) months after the Board informs the Company  in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Directors.

7.7         If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable: and (b) Sections 3.5, 3.6, 3.7, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII

Indemnification

8.1         Indemnification By Each Company

(a)           Each Company agrees to indemnify and hold harmless the Trust and Distributor and each of their respective officers and directors or trustees and each person, if any, who controls the Trust or Distributor within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of  any Company) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust’s shares or the Contracts and:

(i)                                   Arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply.

(ii)                                As to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to any  Company  by or on behalf of the Trust or Distributor for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares.

(iii)                             Arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional material of the Trust not supplied by any Company or persons under its control) or wrongful conduct of  any Company  or persons under its control, with respect to the sale or distribution of the Contracts or Trust Shares.

(iv)                            Arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material of the Trust, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Trust by or on behalf of  any Company.

(v)                               Arise as a result of any failure by any Company to provide the services and furnish the materials under the terms of this Agreement.

(vi)                            Arise out of or result from any material breach of any representation and/or warranty made by any Company in this Agreement or arise out of or result from any other material breach of this Agreement by any Company, including without limitation Section 2.8 and Section 6.3 hereof, as limited by and in accordance with the provisions of Sections 8.1(b) and8.1(c) hereof.

(b)          The Companies shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)           The Companies  shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified  any applicable Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify  any Company  of any such claim shall not relieve  any Company  from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that  any Company  has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, any applicable Company shall be entitled to participate, at its own expense, in the defense of such action. Any Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from any Company to such party of that Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)          The Indemnified Parties will promptly notify any applicable Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust Shares or the Contracts or the operation of the Trust.

8.2         Indemnification by the Trust and Distributor

(a)           The Trust and Distributor agree to indemnify and hold harmless each Company  and their directors and officers and each person, if any, who controls  the Companies  within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Trust or Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may be required to pay or become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Trust or Distributor and arise:

(i)                                   As a result of any failure by the Trust or Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement).

(ii)                                Out of or result from any material breach of any representation and/or warranty made by the Trust or Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

(iii)                             Out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share (subject to Section 1.10 of this Agreement) or dividend or capital gain distribution rate; as limited by and in accordance with the provisions of Sections 8.3(b) hereof.

(iv)                            Out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Trust prepared by the Trust or Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Trust or Distributor by or on behalf of  each Company  for use in the registration statement or SAI or prospectus for the Trust or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of each Company’s Contracts or Trust shares.

(v)                               Out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, sales literature or other promotional material for each Company’s Contracts not supplied by the Trust or Distributor or persons under its control) or wrongful conduct of the Trust or Distributor or persons under their control, with respect to the sale or distribution of each Company’s Contracts or Trust shares.

(b)          The Trust or Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)           The Trust or Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust or Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust or Distributor of any such claim shall not relieve it from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Trust or Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Trust and Distributor will be entitled to participate, at its own expense, in the defense thereof. The Trust and Distributor shall also be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust or Distributor to such party of the Trust or Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust and Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)          Each Company  agrees to promptly notify the Trust or Distributor of the commencement of any litigation or proceeding against them or any of its respective officers or directors in connection with the Agreement, the issuance or sale of each Company’s Contracts, the operation of the Account, or the sale or acquisition of shares of the Trust.

ARTICLE IX

Applicable Law

9.1         This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware, without regard to the Delaware Conflict of Laws provisions.

9.2         This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X

Privacy and Confidential Information

10.1       The Companies acknowledge that they must comply with the information security standards of the Gramm-Leach-Bliley Act (15 USC 6801, 6805(b)(1)) (“Gramm-Leach-Bliley Act”) and all regulations under said act, as well as all other statutory and regulatory acts and requirements including the SEC Regulation S-P sections regarding “non-public personal information” (“Protected Information”), as well as the Trust’s own internal information security programs and guidelines. The Companies will reasonably assist the Trust in conforming to and complying with any and all information protection policies, including delivery of the Trust(s) privacy promise.

10.2       The Companies agree to not disclose or use Protected Information except in the ordinary course of business as necessary to carry out the terms of this Agreement and in compliance with Regulation S-P including, but not limited to, Section 11 of Regulation S-P, and other applicable Federal and state statutes and regulations regarding privacy of consumer information.

10.3       Confidential information shall mean information that a party (“Discloser”) discloses to another party (“Recipient”), or to which the Recipient obtains access to and relates to the Discloser, the Trust(s), the Advisor, and/or a third-party supplier or licensor who has made confidential or proprietary information available to another party. Confidential information includes, but is not limited to:

(a)        Any and all proprietary information

(b)       Data

(c)        Trade secrets

(d)       Business information

(e)        Customer and Customer account information

The Recipient shall not disclose or use confidential information other than in the course of ordinary business to carry out the purpose for which the confidential information was provided to the Recipient. The Recipient shall not disclose Customer information on other than a “need to know” basis and then only to:

(a)        Recipient’s employees or officers.

(b)       Affiliates of Recipient provided they would be restricted in use and re-disclosure to the same extent as the Recipient.

(c)        Selected subcontractors who have entered into confidentiality agreements no less restrictive that the terms of this Agreement.

(d)       Any exceptions as listed in 15 USC 6802(e) and/or other associated regulations established under the Gramm-Leach-Bliley Act or other Federal and/or state statutes.

Before any disclosure of confidential information as required by law, the Recipient must notify the Discloser of any actual or threatened legal compulsion of disclosure and/or any legal obligation of disclosure immediately upon becoming obligated. The Recipient must also cooperate with the Discloser’s reasonable, lawful effort to resist, limit, or delay disclosure. Any requests or demands for confidential information by any applicable regulator shall not require notification or any other action by the Trust or the Advisor.

These confidentiality obligations do not apply to information which:

(a)        Recipient already rightfully possesses when given by Discloser.

(b)       Recipient develops independently of the Discloser.

(c)        Becomes “public information” by methods other than by breach of this section.

(d)       Recipient rightfully receives from a third party without the obligation of confidentiality.

ARTICLE XI

Anti-Money Laundering

ARTICLE XI

ANTI-MONEY LAUNDERING REGULATIONS

11.1       To allow the Trusts to comply with applicable Federal or state Anti-Money Laundering laws and regulations, Company will, upon request by the Trust(s), the independent Board of Trustees of the Trust(s), or the Distributor, will provide, in a timely manner, any documentation deemed necessary regarding Company’s Anti-Money Laundering policies and procedures. Company agrees to:

(a)        Have in place established policies and procedures designed to prevent and detect money laundering.

(b)       Meet applicable anti-money laundering legal and regulatory requirements.

(c)        Have procedures in place to ensure that none of your customers that invest within Trust(s) shares appear on or are covered by any list or prohibited persons, entities, and/or jurisdictions maintained and administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”).

(d)       Monitor for suspicious transactions – and upon request from the Trust, the transfer agent, or the independent Board of Trustees of the Trust(s) and on the condition that the Trust has filed the notice prescribed by regulations issued under Section 314(b) of the Patriot Act – to share information with the the Trust concerning such transactions.

11.2       At time of acceptance of the Agreement, Company  does not believe, nor have any current reason to believe, and will immediately notify the Trusts if Company  comes to have any reason to believe that any of  Company’s customers that invest within Trust(s) shares through Company are associated with any terrorist and/or other individuals, entities or organizations sanctioned by the United States or any other jurisdictions in which Company does business, or appear on any lists of prohibited persons, entities and/or jurisdictions maintained and administered by OFAC.

The provisions of the section shall survive the termination of this Agreement.

ARTICLE XII

Termination

12.1 This Agreement shall terminate:

(a)        At the option of any party, with or without cause, with respect to some or all Designated Portfolios, upon ninety (90) days advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than six (6) months following the date of this Agreement.

(b)       At the option of each Company by written notice to the other parties with respect to any Designated Portfolio based upon each Company’s determination that shares of such Designated Portfolio are not reasonably available to meet the requirements of the contracts.

(c)        At the option of each Company by written notice to the other parties with respect to any Designated Portfolio in the event any of the Designated Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company.

(d)       At the option of the Trust or Distributor in the event that formal administrative proceedings are instituted against  any Company  by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding  any Company ‘s duties under this Agreement or related to the sale of any Company’s Contracts, the operation of any Company’s Account(s), or the purchase of the Trust shares, if, in each case, the Trust or Distributor, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of  any Company  to perform its obligations under this Agreement.

(e)        At the option of any Company in the event that formal administrative proceedings are instituted against the Trust or Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, if any Company reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust or Distributor to perform their obligations under this Agreement.

(f)          At the option of  any Company by written notice to the Trust with respect to any Designated Portfolio if  the Company  reasonably believes that the Designated Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VI hereof.

(g)  At the option of either the Trust or Distributor, if the Trust or Distributor, respectively, shall determine, in its sole judgment reasonably exercised in good faith, that any Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Company’s ability to perform its obligations under this Agreement. The Trust or Distributor shall notify the Company of that determination and its intent to terminate this Agreement, and after considering the actions taken by the Company and any other changes in circumstances since the giving of such a notice, the determination of the Trust or Distributor shall continue to apply on the ninetieth (90th) day following the giving of that notice, which sixtieth day shall be the effective date of termination.

(h)  At the option of any Company, if the Company shall determine, in its sole judgment reasonably exercised in good faith, that the Trust or Distributor has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Trust’s or Distributor’s ability to perform its obligations under this Agreement. The Company will notify the Trust or Distributor, as appropriate, of that determination and its intent to terminate this Agreement, and after considering the actions taken by the Trust or Distributor and any other changes in circumstances since the giving of such a notice, the determination of the Company shall continue to apply on the ninetieth (90th) day following the giving of that notice, which ninetieth day shall be the effective date of termination.

(i)           At the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the “defaulting party”) other than as described in Section 10.1(a)-(j); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party.

(j)           At any time upon written agreement of all parties to this Agreement.

12.2       Effect of Termination

Notwithstanding any termination of this Agreement, other than as a result of a failure by either the Trust or Company  to meet Section 817(h) of the Code diversification requirements, the Trust and Distributor shall, at the option of any Company, continue to make available additional shares of the Designated Portfolio(s) pursuant to the terms and conditions of this Agreement, for all the Company’s Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Designated Portfolio(s), redeem investments in the Designated Portfolio(s) and/or invest in the Designated Portfolio(s) upon the making of additional purchase payments under the Existing Contracts. The parties agree that this

Section 12.3 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

12.3         Surviving Provisions

Notwithstanding any termination of this Agreement, each party’s obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XIII

Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to [TRUST]:

[TRUST]
Attn:
7337 E Doubletree Ranch Road
Scottsdale, AZ 85258

If to [ING Fund Distributors, LLC]:

Attn:

If to a Company:

Address as noted within signature page for each applicable Company

ARTICLE XIV

Miscellaneous

14.1         Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of each Company’s Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

14.2         The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

14.3         This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

14.4         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

14.5         Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish any applicable state insurance department as may apply with any information or reports in connection with services provided under this Agreement which may be requested by the state in order to ascertain whether the variable annuity operations of any Company are being conducted in a manner consistent with any applicable law or regulations.

14.6         Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

14.7         The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

14.8         This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

14.9         Each Company agrees that the obligations assumed by the Trust and/or Distributor pursuant to this Agreement shall be limited in any case to the Trust and/or Distributor and their respective assets and the Companies shall not seek satisfaction of any such obligation from the shareholders of the Trust and/or Distributor, the directors, officers, employees or agents of the Trust and/or Distributor, or any of them.

14.10       The Trust and Distributor agree that the obligations assumed by each Company pursuant to this Agreement shall be limited in any case to each Company and its respective assets and neither the Trust nor the Distributor shall seek satisfaction of any such obligation from the shareholders of any Company, the directors, officers, employees or agents of any Company, or any of them.

14.11       No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Trust and the Distributor.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

ING Life Insurance and Annuity Company		Security Life of Denver Insurance Company
	[ADDRESS LINES FOR		[ADDRESS LINES FOR
	NOTIFICATIONS]		NOTIFICATIONS]

By:		By:

Name:		Name:

Title:		Title:

ING USA Annuity and Life Insurance Company		ReliaStar Life Insurance Company of New York
	[ADDRESS LINES FOR		[ADDRESS LINES FOR
	NOTIFICATIONS]		NOTIFICATIONS]

By:		By:

Name:		Name:

Title:		Title:

ReliaStar Life Insurance Company		ING Funds Distributors, LLC
	[ADDRESS LINES FOR		[ADDRESS LINES FOR
	NOTIFICATIONS]		NOTIFICATIONS]

By:		By:

Name:		Name:

Title:		Title:

ING Partners, Inc.		ING Investors Trust
	[ADDRESS LINES FOR		[ADDRESS LINES FOR
	NOTIFICATIONS]		NOTIFICATIONS]

By:		By:

Name		Name

Title:		Title:

SCHEDULE A

Separate Accounts applicable to:

• ING Life Insurance and Annuity Company:
Separate Account D
Separate Account F
Variable Annuity Account 1
Variable Annuity Account B
Variable Annuity Account C
Variable Annuity Account G

• ING USA Annuity and Life Insurance Company
Separate Account A
Separate Account B
Separate Account EQ
Separate Account U

• ReliaStar Life Insurance Company
MFS/ReliaStar Variable Account
Northstar Variable Account
Reliastar Select Life Variable Account
Separate Account N
The ReliaStar Select Variable Account
Variable Annuity Account H

• ReliaStar Life Insurance Company of New York
Separate Account NY-B
Var Ann Funds D, E, F, G, H and I
Var Ann Funds M, P, and Q for Cent Ann
Var Ann Funds P and Q For the USA Plan
Variable Annuity Account A
Variable Annuity Funds A, B, and C
Variable Life Separate Account I

• Security Life of Denver Insurance Company
Separate Account A1
Separate Account L1
Separate Account SA1
Separate Account SL1
SLD PeakPlus PPVUL
SLD/Magnastar

SCHEDULE B

ING Investors Trust

Designated Portfolio(s):

All current and future Portfolios under ING Investors Trust (Adviser Class, Institutional Class, Service Class and Service 2 Class) are available to ING Life Insurance and Annuity Company, ING USA Annuity and Life Insurance Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York, and Security Life of Denver Insurance Company.

SCHEDULE C

ING Partners, Inc.

Designated Portfolio(s):

All current and future Portfolios under ING Partners, Inc. (Adviser Class, Initial Class, Service Class and Class T) are available to ING Life Insurance and Annuity Company, ING USA Annuity and Life Insurance Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York, and Security Life of Denver Insurance Company.

SCHEDULE D

EXPENSES

The Trust and/or the Distributor and Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect the Trust’s share of the total costs determined according to the number of pages of the Trust’s respective portions of the documents.

ITEM	FUNCTION	CO-ORDINATING PARTY	EXPENSES PAID BY
Mutual Fund Prospectus

Printing of combined prospectuses Providing of adequate supply of prospectuses and SAIs for designated portfolios and Trust
Distribution (includes postage) to new and in-force clients
Distribution (includes postage) to prospective clients

Trust Prospectus Annual Update and Distribution Product Prospectus Update & Distribution Mutual Fund SAI Product SAI Trust Proxy Material Trust Annual and/or Semi Annual reports

SCHEDULE E

Compensation

ING Investors Trust

Distribution fees in the amount of 0.25% for Service 2 Class shares and 0.50% for Adviser Class shares, or as otherwise defined in the Portfolios’ currents prospectus, based on average net assets may be paid to ING Life Insurance and Annuity Company, ING USA Annuity and Life Insurance Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York, and Security Life of Denver Insurance Company for shares of the current and future Portfolios of ING Investors Trust.

ING Partners, Inc.

Distribution fees in the amount of 0.25% for Adviser Class shares and 0.50% for Class T shares, or as otherwise defined in the Portfolios’ currents prospectus, based on average net assets may be paid to ING Life Insurance and Annuity Company, ING USA Annuity and Life Insurance Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York, and Security Life of Denver Insurance Company for shares of the current and future Portfolios of ING Partners, Inc.